News Release

AMGEN EXERCISES OPTION FOR EXCLUSIVE LICENSE TO CYTOKINETICS’ CARDIAC CONTRACTILITY PROGRAM
THAT INCLUDES CK-1827452

Cytokinetics Receives Exercise Fee of $50 Million

Cytokinetics to Host a Conference Call
Tuesday, May 26, 2009 at 9 AM ET

FOR IMMEDIATE RELEASE

SOUTH SAN FRANCISCO, Calif. and THOUSAND OAKS, Calif. (May 26, 2009) – Cytokinetics Incorporated (NASDAQ:CYTK) and Amgen Inc. (NASDAQ:AMGN) today announced that Amgen has exercised its option to obtain an exclusive license, worldwide (excluding Japan), to Cytokinetics’ cardiac contractility program. The license includes CK-1827452, a novel cardiac myosin activator being developed for the treatment of heart failure.

Under the terms of the companies’ 2006 collaboration and option agreement, Amgen has agreed to pay Cytokinetics a non-refundable exercise fee of $50 million and has assumed responsibility for development and commercialization of CK-1827452 and related compounds, at its expense, subject to specified development and commercial participation rights of Cytokinetics.

“After reviewing the data from the CK-1827452 clinical trials, we are excited about the opportunity to advance this molecule,” said Amgen Executive Vice President for Research and Development, Roger M. Perlmutter, M.D., Ph. D. “At Amgen, we are focused on developing medicines for patients suffering from grievous illnesses, including heart failure. CK-1827452, with its novel mechanism of action, has potential utility in the treatment of heart failure patients around the world. We intend to move this molecule forward rapidly into larger and more definitive clinical trials.”

“Recently completed clinical trials of CK-1827452 suggest that this drug candidate may represent a major step forward in the treatment of heart failure,” stated Cytokinetics’ President and Chief Executive Officer, Robert I. Blum. “We are looking forward to now expanding our collaboration with Amgen to provide for the advancement of this novel cardiac muscle activator into studies that are designed to further assess the clinical benefit of this exciting compound.  Amgen has consistently demonstrated a successful track record with first-in-class mechanism compounds and we are pleased to be moving forward together.”

Conference Call / Webcast
Cytokinetics will host a conference call on Tuesday, May 26, 2009 at 9:00 a.m. Eastern Time. The conference call will be simultaneously webcast and can be accessed in the Investor Relations section of Cytokinetics’ website at www.cytokinetics.com. The live audio of the conference call is also accessible via telephone to investors, members of the news media and the general public by dialing either (866) 999-CYTK (2985) (United States and Canada) or (706) 679-3078 (international) and typing in the passcode 11656519. An archived replay of the webcast will be available via Cytokinetics’ website until June 9, 2009. The replay will also be available via telephone by dialing (800) 642-1687 (United States and Canada) or (706) 645-9291 (international) and typing in the passcode 11656519 from May 26, 2009 at 1 p.m. Eastern Time until June 9, 2009.

Background on the Collaboration
In December 2006, Cytokinetics and Amgen entered into a strategic collaboration to discover, develop and commercialize novel small-molecule therapeutics that activate cardiac muscle contractility for potential applications in the treatment of heart failure. In connection with the execution of the collaboration and option agreement, Amgen paid Cytokinetics approximately $75 million, comprised of a non-refundable up-front license and technology access fee of $42 million and equity investment of approximately $33 million. At that time, Amgen received an option to obtain an exclusive license to Cytokinetics’ cardiac contractility program, (including the lead drug candidate, CK-1827452). Under the terms of the agreement, Cytokinetics is eligible to receive pre-commercialization and commercialization milestone payments of up to $600 million on CK-1827452 and other products arising from the collaboration, and royalties that escalate based on increasing levels of annual net sales of products commercialized under the agreement. Cytokinetics also has the opportunity to earn increased royalties by sharing certain Phase 3 development costs. In that case, Cytokinetics could co-promote products in North America and would have an agreed role in commercialization activities in North America. The collaboration is worldwide, excluding Japan.

Development Status of CK-1827452
CK-1827452, a novel cardiac myosin activator, has been the subject of a clinical trials program comprised of multiple Phase 1 and Phase 2a trials. This program was designed to evaluate the safety, tolerability, pharmacodynamics and pharmacokinetic profile of both intravenous and oral formulations of CK-1827452 for the potential treatment of heart failure across the continuum of care, in both hospital and outpatient settings. Two Phase 2a clinical trials of CK-1827452 from this program have been completed, and two Phase 2a clinical trials of CK-1827452 are ongoing.

The first Phase 2a clinical trial evaluated CK-1827452 in patients with stable heart failure. Data from that trial were recently presented at the American College of Cardiology Meeting in March 2009. Cytokinetics plans to present additional analyses from this trial at a Late Breaking Trial session at the 2009 Heart Failure Congress of the European Society of Cardiology, to be held from May 30 — June 2 in Nice, France. The second Phase 2a clinical trial was designed to evaluate an intravenous formulation together with an oral formulation of CK-1827452 in patients with ischemic cardiomyopathy and angina. Cytokinetics also plans to present data from this trial at the 2009 Heart Failure Congress of the European Society of Cardiology. Top-line data from this trial were included in a Cytokinetics press release in December 2008. The third Phase 2a clinical trial is designed to evaluate an intravenous formulation of CK-1827452 in patients with stable heart failure undergoing clinically indicated coronary angiography in the cardiac catheterization laboratory. Cytokinetics recently initiated its fourth Phase 2a clinical trial of CK-1827452, an open-label, multi-center, multiple-dose trial designed to evaluate and compare the oral pharmacokinetics of both a modified release and an immediate release formulation of CK-1827452 in patients with stable heart failure.

In addition, Cytokinetics has conducted five Phase 1 clinical trials of CK-1827452 in healthy subjects: a first-time-in-humans study evaluating an intravenous formulation, an oral bioavailability study evaluating both intravenous and oral formulations, and three studies of oral formulations: a drug-drug interaction study, a dose proportionality study and a study evaluating modified-release formulations. Data from each of these trials have been reported previously.

Background on Cardiac Myosin Activators and Cardiac Contractility
Cardiac myosin is the cytoskeletal motor protein in the cardiac muscle cell that is directly responsible for converting chemical energy into the mechanical force resulting in cardiac contraction. Cardiac contractility is driven by the cardiac sarcomere, a highly ordered cytoskeletal structure composed of cardiac myosin, actin and a set of regulatory proteins, and is the fundamental unit of muscle contraction in the heart. The sarcomere represents one of the most thoroughly characterized protein machines in human biology. Current inotropic agents, such as beta-adrenergic receptor agonists or inhibitors of phosphodiesterase activity, increase cardiac cell contractility by increasing the concentration of intracellular calcium, which further activates the cardiac sarcomere. This effect on calcium levels, however, also has been linked to potentially life-threatening side effects. The inotropic mechanism of current drugs also increases the velocity of cardiac contraction and shortens systolic ejection time. In contrast, cardiac myosin activators have been shown to work in the absence of changes in intracellular calcium by a novel mechanism that directly stimulates the activity of the cardiac myosin motor protein. Cardiac myosin activators accelerate the rate-limiting step of the myosin enzymatic cycle and shift the enzymatic cycle in favor of the force-producing state. This inotropic mechanism results not in an increase in the velocity of cardiac contraction, but instead, in a lengthening of the systolic ejection time, which results in increased cardiac contractility and cardiac function in a potentially more oxygen-efficient manner.

Background on Heart Failure Market
Heart failure is a widespread and debilitating syndrome affecting millions of people in the United States (U.S.). The high and rapidly growing prevalence of heart failure translates into significant hospitalization rates and associated societal costs. It is estimated that in 2006, 5.5 million patients in the U.S. suffered from chronic heart failure. In 2007, approximately 4.5 million patients in the U.S. had a hospital discharge diagnosis of heart failure. Over 2.4 million of those patients had a primary or secondary diagnosis of heart failure. These numbers are increasing due to the aging of the U.S. population and an increased likelihood of survival following acute myocardial infarctions. The costs to society attributable to the prevalence of heart failure are high, especially as many chronic heart failure patients suffer repeated acute episodes. Despite currently available therapies, readmission rates for heart failure patients over the age of 65 are as high as 42 percent within one year of hospital discharge. Mortality rates over the five-year period following a diagnosis of heart failure are approximately 60 percent. The high morbidity and mortality in the setting of current therapies points to the need for novel therapeutics that offer further reductions in morbidity and mortality. The annual cost of heart failure to the U.S. health care system is estimated to be $35 billion dollars.  A portion of that cost is attributable to drugs used to treat each of chronic and acute heart failure.  Sales of drugs to treat chronic heart failure reached almost $2.5 billion in 2006 while sales of drugs to treat acute heart failure reached over $350 million in 2007.

About Amgen
Amgen discovers, develops, manufactures, and delivers innovative human therapeutics. A biotechnology pioneer since 1980, Amgen was one of the first companies to realize the new science’s promise by bringing safe and effective medicines from lab, to manufacturing plant, to patient. Amgen therapeutics have changed the practice of medicine, helping millions of people around the world in the fight against cancer, kidney disease, rheumatoid arthritis, and other serious illnesses. With a deep and broad pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. To learn more about our pioneering science and our vital medicines, visit www.amgen.com.

About Cytokinetics
Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and medical conditions. The company’s drug candidates and potential drug candidates have arisen from research activities that are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics’ focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drug candidates directed at treatments for cardiovascular disease, cancer and other diseases. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

Forward-Looking Statements: Amgen
This news release contains forward-looking statements that are based on Amgen’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results.  Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission (SEC) reports filed by Amgen, including Amgen’s most recent annual report on Form 10-K and most recent periodic reports on Form 10-Q and Form 8-K.  Please refer to Amgen’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to Amgen’s business.  Unless otherwise noted, Amgen is providing this information as of May 26, 2009, and expressly disclaims any duty to update information contained in this news release.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Amgen develops product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. Also, Amgen or others could identify safety, side effects or manufacturing problems with Amgen’s products after they are on the market. Amgen’s business may be impacted by government investigations, litigation and products liability claims. Amgen depends on third parties for a significant portion of its manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of its current products and product candidate development.

In addition, sales of Amgen’s products are affected by the reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen’s products. In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products. Amgen believes that some of its newer products, product candidates or new indications for existing products, may face competition when and as they are approved and marketed. Amgen’s products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with its products. In addition, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors and there can be no guarantee of Amgen’s ability to obtain or maintain patent protection for its products or product candidates. Amgen cannot guarantee that it will be able to produce commercially successful products or maintain the commercial success of its existing products. Amgen’s stock price may be affected by actual or perceived market opportunity, competitive position, and success or failure of its products or product candidates. Further, the discovery of significant problems with a product similar to one of Amgen’s products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on Amgen’s business and results of operations.

The scientific information discussed in this news release related to Amgen’s product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration (FDA), and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates. Only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. Further, the scientific information discussed in this news release relating to new indications for Amgen’s products is preliminary and investigative and is not part of the labeling approved by the U.S. Food and Drug Administration (FDA) for the products. The products are not approved for the investigational use(s) discussed in this news release, and no conclusions can or should be drawn regarding the safety or effectiveness of the products for these uses. Only the FDA can determine whether the products are safe and effective for these uses. Healthcare professionals should refer to and rely upon the FDA-approved labeling for the products, and not the information discussed in this news release.

Forward-Looking Statements: Cytokinetics
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s safe harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ collaboration with Amgen, including potential milestone payments and other payments and funding and the expected roles of Cytokinetics and Amgen under the collaboration and in developing or commercializing drug candidates or drugs subject to the collaboration; statements relating to the clinical development of CK-1827452, including the initiation, design, enrollment, conduct and results of clinical trials and the significance of such results, and planned presentations relating to clinical trial results; the size and growth of expected markets for heart failure therapeutics, including CK-1827452; and the properties and potential benefits of CK-1827452 and Cytokinetics’ other drug candidates and potential drug candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or production of Cytokinetics’ compounds that could slow or prevent clinical development or product approval, and including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, that patient enrollment for or conduct of clinical trials may be difficult or delayed, that Cytokinetics’ compounds may have adverse side effects or inadequate therapeutic efficacy, that the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and that Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s decisions with respect to the design, conduct and timing of development activities for CK-1827452; Amgen may alter or terminate its development activities for CK-1827452; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain the additional funding necessary to conduct development of some or all of its compounds; standards of care may change rendering Cytokinetics’ compounds obsolete; others may introduce products or alternative therapies for the treatment of indications Cytokinetics’ compounds may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

CONTACT: Cytokinetics, South San Francisco
Chris Keenan, Director Investor Relations & Media
650-624-3026 or 415-505-2581 (mobile)

CONTACT: Amgen, Thousand Oaks
Mary Klem, 805-447-6979 or 805-341-0687 (mobile) (Media)
Arvind Sood, 805-447-1060 (Investors)

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